Exhibit 10.1

FIFTH LOAN MODIFICATION AGREEMENT

This Fifth Loan Modification Agreement (this “Loan Modification Agreement”) is entered into as of November 13, 2009, by and between SILICON VALLEY BANK, a California corporation with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054 and with a loan production office located at One Newton Executive Park, Suite 200, 2221 Washington Street, Newton, Massachusetts 02462 (“Bank”) and AMERICAN SCIENCE AND ENGINEERING, INC., a Massachusetts corporation with its chief executive office located at 829 Middlesex Turnpike, Billerica, Massachusetts  01821 (“Borrower”).

1.                                       DESCRIPTION OF EXISTING INDEBTEDNESS AND OBLIGATIONS.  Among other indebtedness and obligations which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to a loan arrangement dated as of August 11, 2003, evidenced by, among other documents, a certain Loan and Security Agreement dated as of August 11, 2003, between Borrower and Bank, as amended by a certain First Loan Modification Agreement dated as of June 30, 2004, between Borrower and Bank, as amended by a certain Second Loan Modification Agreement dated as of November 30, 2004, between Borrower and Bank, as amended by a certain Third Loan Modification Agreement dated as of November 16, 2006, between Borrower and Bank, and as further amended by a certain Fourth Loan Modification Agreement dated as of November 14, 2008, between Borrower and Bank (as amended, the “Loan Agreement”).  Capitalized terms used but not otherwise defined herein shall have the same meaning as in the Loan Agreement.

2.                                       DESCRIPTION OF COLLATERAL.  Repayment of the Obligations is secured by the Collateral as described in the Loan Agreement (together with any other collateral security granted to Bank, the “Security Documents”).

Hereinafter, the Security Documents, together with all other documents evidencing or securing the Obligations shall be referred to as the “Existing Loan Documents”.

3.                                       DESCRIPTION OF CHANGE IN TERMS.

1.                                       Modifications to Loan Agreement.

1.                                       The Loan Agreement shall be amended by deleting the following text, appearing in Section 2.1.2(a) thereof:

“                                          (a)                                  As part of the Revolving Line, Bank shall issue or have issued Letters of Credit for Borrower’s account.  The face amount of outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit and any Letter of Credit Reserve) may not exceed Forty Million Dollars ($40,000,000.00).”

and inserting in lieu thereof the following:

“                                          (a)                                  As part of the Revolving Line, Bank shall issue or have issued Letters of Credit for Borrower’s account.  The face amount of outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit and any Letter of Credit Reserve) may not exceed Thirty Million Dollars ($30,000,000.00).”

2.                                       The Loan Agreement shall be amended by deleting the following appearing as Section 2.1.4 thereof:

“2.1.4               Cash Management Services Sublimit.  Borrower may use up to $10,000,000.00 for the Bank’s Cash Management Services, which may include merchant services, direct deposit of payroll, business credit card, and check cashing services identified in the various cash management services agreements related to such Cash Management Services (the “Cash Management Services”).  Such aggregate amounts utilized under the Cash Management Services Sublimit shall at all times reduce the amount otherwise available for Credit Extensions under the Revolving Line.  Any amounts Bank pays on behalf of Borrower or any amounts that are not paid by Borrower for any Cash Management Services will be treated as Advances under the Revolving Line and will accrue interest at the interest rate applicable to Advances.”

and inserting in lieu thereof the following:

“2.1.4               Cash Management Services Sublimit.  Borrower may use up to $30,000,000.00 for the Bank’s Cash Management Services, which may include merchant services, direct deposit of payroll, business credit card, and check cashing services identified in the various cash management services agreements related to such Cash Management Services (the “Cash Management Services”).  Such aggregate amounts utilized under the Cash Management Services Sublimit shall at all times reduce the amount otherwise available for Credit Extensions under the Revolving Line.  Any amounts Bank pays on behalf of Borrower or any amounts that are not paid by Borrower for any Cash Management Services will be treated as Advances under the Revolving Line and will accrue interest at the interest rate applicable to Advances.”

3.                                       The Loan Agreement shall be amended by deleting the following appearing as Section 2.2 thereof:

“2.2                         Overadvances.  If, at any time Borrower’s Unrestricted Cash, Cash Equivalents, and short-term investments maintained with Bank or Bank’s Affiliates are less than Sixty Million Dollars ($60,000,000.00) for a period of thirty (30) consecutive days, and the Credit Extensions under Sections 2.1.1, 2.1.2, 2.1.3 and 2.1.4 exceed the lesser of either (a) the Revolving Line or (b) the Borrowing Base, Borrower shall immediately pay to Bank in cash such excess.”

and inserting in lieu thereof the following:

“2.2                         Overadvances.  If, at any time Borrower’s Unrestricted Cash, Cash Equivalents, and short-term investments maintained with Bank or Bank’s Affiliates are less than Forty Million Dollars ($40,000,000.00) for a period of thirty (30) consecutive days, and the Credit Extensions under Sections 2.1.1, 2.1.2, 2.1.3 and 2.1.4 exceed the lesser of either (a) the Revolving Line or (b) the Borrowing Base, Borrower shall immediately pay to Bank in cash such excess.”

4.                                       The Loan Agreement shall be amended by deleting the following appearing as Sections 2.4(b) thereof:

“                                          (b)                                 Unused Revolving Line Facility Fee.  A fee (the “Unused Revolving Line Facility Fee”), payable quarterly, in arrears, on a calendar year basis, in an amount equal to one-half of one percent (0.50%) per annum of the average unused portion of the Revolving Line, as determined by Bank.   For purposes hereof, any Letter of Credit Reserve, any F/X Reserve, or Cash Management Services held or in place for any calendar year shall constitute a utilization of the Revolving Line. Borrower shall not be entitled to any credit, rebate or repayment of any Unused Revolving Line Facility Fee previously earned by Bank pursuant to this Section notwithstanding any termination of the Agreement or the suspension or termination of Bank’s obligation to make loans and advances hereunder.  Notwithstanding the foregoing, such Unused Revolving Line Facility Fee shall be waived for any quarter in which Credit Extensions have been made in an aggregate average amount equal to or greater than Twenty-Five Million Dollars ($25,000,000.00) for such quarter.”

and inserting in lieu thereof the following:

“                                          (b)                                 Intentionally Deleted.”

5.                                       The Loan Agreement shall be amended by deleting the following appearing as Section 6.2(a) thereof:

“                                          (a)                                  Borrower shall deliver to Bank:  (i) as soon as available, but no later than thirty (30) days after the last day of each month, a company prepared consolidated balance sheet and income statement covering Borrower’s consolidated operations during the period certified by a Responsible Officer and in a form acceptable to Bank; (ii) as soon as available, but no later than ninety (90) days after the last day of Borrower’s fiscal year, audited consolidated financial statements prepared under GAAP, consistently applied, together with an unqualified opinion on the financial statements from an independent certified public accounting firm reasonably acceptable to Bank; (iii) within five (5) days of filing, copies of all statements, reports and notices made available to Borrower’s security holders or to any holders of Subordinated Debt and all reports on Form 10-K, 10-Q and 8-K filed with the Securities and Exchange Commission; (iv) a prompt report of any legal actions pending or threatened against Borrower or any Subsidiary that is reasonably likely to result in damages or costs to Borrower or any Subsidiary of One Hundred Thousand Dollars ($100,000.00) or more; (v) prompt notice of any material change in the composition of the Intellectual Property, or the registration of any copyright, including any subsequent ownership right of Borrower in or to any Copyright, Patent or Trademark not shown in any intellectual property security agreement between Borrower and Bank or knowledge of an event that materially adversely affects the value of the Intellectual Property; and (vi) budgets, sales projections, operating plans or other financial information reasonably requested by Bank.”

and inserting in lieu thereof the following:

“                                          (a)                                  Borrower shall deliver to Bank (or, in the case of the items in clause (i) below, make available by posting on www.sec.gov):  (i) within five (5) days of filing, copies of all statements, reports and notices made available to Borrower’s security holders or to any holders of Subordinated Debt and all reports on Form 10-K, 10-Q and 8-K filed with the Securities and Exchange Commission; (ii) a prompt report of any legal actions pending or threatened against Borrower or any Subsidiary that is reasonably likely to result in damages or costs to Borrower or any Subsidiary of One Hundred Thousand Dollars ($100,000.00) or more; and (iii) budgets, sales projections, operating plans or other financial information reasonably requested by Bank.”

6.                                       The Loan Agreement shall be amended by deleting the following text appearing as Section 6.2(c) thereof:

“                                          (c)                                  Within forty-five (45) days after the last day of each quarter, Borrower shall deliver to Bank with the monthly financial statements a Compliance Certificate signed by a Responsible Officer in the form of Exhibit D.”

and inserting in lieu thereof the following:

“                                          (c)                                  Within forty-five (45) days after the last day of each quarter in which Advances made pursuant to Section 2.1.1 were outstanding or requested, Borrower shall deliver to Bank with the quarterly financial statements a Compliance Certificate signed by a Responsible Officer in the form of Exhibit D.”

7.                                       The Loan Agreement shall be amended by deleting the following text appearing as Section 6.2(d) thereof:

“                                          (d)                                 Allow Bank to audit Borrower’s Collateral at Borrower’s expense.  Such audits shall be conducted no more often than once every twelve (12) months unless an Event of Default has occurred and is continuing.”

and inserting in lieu thereof the following:

“                                          (d)                                 Allow Bank to audit Borrower’s Collateral at Borrower’s expense.  Such audits shall be conducted no more often than once every twelve (12) months unless an Event of Default has occurred and is continuing.  The foregoing inspections and audits shall be at Borrower’s expense, and the charge therefor shall be $850 per person per day (or such higher amount as shall represent Bank’s then-current standard charge for the same), plus reasonable out-of-pocket expenses.”

8.                                       The Loan Agreement shall be amended by inserting the following new provisions to appear as subsections 6.2(e) and (f) thereof:

“                                          (e)                                  Within forty-five (45) days after the last day of each quarter, Borrower shall deliver to Bank: (i) future billings schedule; and (ii) Deferred Revenue report.

(f)                                    Annually, within thirty (30) days prior to the last day of Borrower’s fiscal year, Board of Director’s approved projections and any subsequent amendments thereto.”

9.                                       The Loan Agreement shall be amended by deleting the following text, appearing at the end of Section 6.2 thereof:

“                                          Notwithstanding the above financial reporting requirements, in the event that Borrower maintains cash with Bank in an amount equal to or greater than Sixty Million Dollars ($60,000,000) at all times during any quarter, the financial reporting requirements set forth in subsections (b) and (d) above shall not be required in connection with such quarter.”

and inserting in lieu thereof the following:

“                                          Notwithstanding the above financial reporting requirements, in the event that Borrower maintains Unrestricted Cash, Cash Equivalents, and short-term investments with Bank or Bank’s Affiliates in an amount equal to or greater than Forty Million Dollars ($40,000,000) at all times during any quarter, the financial reporting requirements set forth in subsections (b), (d), and (e) above shall not be required in connection with such quarter.”

10.                                 The Loan Agreement shall be amended by deleting the following appearing as Section 7.1 thereof:

“7.1                         Dispositions.  Convey, sell, lease, transfer or otherwise dispose of (collectively a “Transfer”), or permit any of its Subsidiaries to Transfer, all or any part of its business or property, except for Transfers (i) of Inventory in the ordinary course of business; (ii) of non-exclusive licenses and similar arrangements for the use of the property of Borrower or its Subsidiaries in the ordinary course of business; (iii) of worn-out or obsolete Equipment, or (iv) other assets not exceeding One Hundred Thousand Dollars ($100,000.00), in the aggregate, during any fiscal year.”

and inserting in lieu thereof the following:

“7.1                         Dispositions.  Convey, sell, lease, transfer or otherwise dispose of (collectively, a “Transfer”), or permit any of its Subsidiaries to transfer, all or any part of its business or property, except for Transfers (i) of Inventory in the ordinary course of business; (ii) of non-exclusive licenses, sublicenses, collaboration agreements, cross licensing and similar arrangements for the use of the property of Borrower or its Subsidiaries in the ordinary course of its business and other licenses, sublicenses, collaborations, cross licenses and arrangements that do not result in a legal transfer of Borrower’s title in the licensed property, in good faith and in a manner that the board of directors of Borrower reasonably believes is in, or is not opposed to, the best interests of Borrower; (iii) of worn-out or obsolete Equipment; or (iv) other assets not exceeding One Hundred Thousand Dollars ($100,000.00), in the aggregate, during any fiscal year.”

11.                                 The Loan Agreement shall be amended by deleting the following appearing as Section 7.5 thereof:

“7.5                         Encumbrance.  Create, incur, or allow any Lien on any of its property, or assign or convey any right to receive income, including the sale of any Accounts, or permit any of its Subsidiaries to do so, except for Permitted Liens, or permit any Collateral not to be subject to the first priority security interest granted herein.  The Collateral may also be subject to Permitted Liens.”

and inserting in lieu thereof the following:

“7.5                         Encumbrance.  Create, incur, allow, or suffer any Lien on any of its property, or assign or convey any right to receive income, including the sale of any Accounts, or permit any of its Subsidiaries to do so, except for Permitted Liens, permit any Collateral not to be subject to the first priority security interest granted herein, or enter into any agreement, document, instrument or other arrangement (except with or in favor of Bank) with any Person which directly or indirectly prohibits or has the effect of prohibiting Borrower or any Subsidiary from assigning, mortgaging, pledging, granting a security interest in or upon, or encumbering any of Borrower’s or any Subsidiary’s Intellectual Property, except as is otherwise permitted in Section 7.1 hereof and the definition of “Permitted Liens” herein.”

12.                                 The Loan Agreement shall be amended by deleting the following appearing as Section 7.6 thereof:

“7.6                         Distributions; Investments.  (i) Directly or indirectly acquire or own any Person, or make any Investment in any Person, other than Permitted Investments, or permit any of its Subsidiaries to do so; or (ii) pay any dividends in an amount not to exceed ten million dollars ($10,000,000.00) in the aggregate, per fiscal year, or make any distribution or payment or redeem, retire or purchase any capital stock, except for repurchases of stock from former employees or directors of Borrower under the terms of applicable repurchase agreements in an aggregate amount not to exceed One Hundred Thousand Dollars ($100,000.00) in the aggregate in any fiscal year, provided that no Event of Default has occurred, is continuing or would exist after giving effect to the repurchases.”

and inserting in lieu thereof the following:

“7.6                         Distributions; Investments.  (i) Directly or indirectly acquire or own any Person, or make any Investment in any Person, other than Permitted Investments, or permit any of its Subsidiaries to do so; or (ii) pay any dividends in an amount exceeding ten million dollars ($10,000,000.00) in the aggregate, per fiscal year, or make any distribution or payment or redeem, retire or purchase any capital stock, except for (a) repurchases of shares of Borrower’s common stock in accordance with Borrower’s stock repurchase program commenced in May 2008 of up to Thirty-Five Million Dollars ($35,000,000.00) in the aggregate, of such common stock, and (b) repurchases of stock from former employees or directors of Borrower under the terms of applicable repurchase agreements in an aggregate amount not to exceed One Hundred Thousand Dollars ($100,000.00) in the aggregate in any fiscal year, provided that no Event of Default has occurred, is continuing or would exist after giving effect to the repurchases.”

13.                                 The Loan Agreement shall be amended by deleting the following definitions appearing in Section 13.1 thereof:

“                                          “Availability Amount” is: (a) if Borrower’s Unrestricted Cash, Cash Equivalents, and short-term investments maintained at Bank or Bank’s Affiliates are greater than or equal to Sixty Million Dollars ($60,000,000.00), the Revolving Line, minus (i) the amount of all outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit) plus an amount equal to the Letter of Credit Reserves, minus (ii) the FX Reserve, and minus (iii) the outstanding principal balance of any Advances (including any amounts used for Cash Management Services); or (b) if Borrower’s Unrestricted Cash, Cash Equivalents, and short-term investments are maintained at Bank or Bank’s Affiliates are less than Sixty Million Dollars ($60,000,000.00) for a period of thirty (30) consecutive days, the lesser of (i) the Revolving Line or (ii) the Borrowing Base minus (x) the amount of all outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit) plus an amount equal to the Letter of Credit Reserves, minus (y) the FX Reserve, and minus (z) the outstanding principal balance of any Advances (including any amounts used for Cash Management Services).”

“                                          “Intellectual Property” is

(i)                                     Copyrights, Trademarks, Patents, and Mask Works including amendments, renewals, extensions and all licenses or other rights to use and all license fees and royalties from the use;

(ii)                                  Any trade secrets and any Intellectual Property rights in computer software and computer software products now or later existing, created, acquired or held;

(iii)                               All design rights which may be available to Borrower now or later created, acquired or held; and

(iv)                              Any claims for damages (past, present or future) for infringement of any of the rights above, with the right, but not the obligation, to sue and collect damages for use or infringement of the intellectual property rights above.

All proceeds and products of the foregoing, including all insurance, indemnity or warranty payments.”

“                                          “Loan Documents” are, collectively, this Agreement, the Exim Agreement, the IP Agreement, any note, or notes or guaranties executed by Borrower or Guarantor, and any other present or future agreement between Borrower and/or for the benefit of Bank in connection with this Agreement, all as amended, extended or restated.”

“                                          “Revolving Line” is an Advance or Advances of up to Forty Million Dollars ($40,000,000.00).”

“                                          “Revolving Maturity Date” is November 13, 2009.”

and inserting in lieu thereof the following:

“                                          “Availability Amount” is: (a) if Borrower’s Unrestricted Cash, Cash Equivalents, and short-term investments maintained at Bank or Bank’s Affiliates are greater than or equal to Forty Million Dollars ($40,000,000.00), the Revolving Line, minus (i) the amount of all outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit) plus an amount equal to the Letter of Credit Reserves, minus (ii) the FX Reserve, and minus (iii) the outstanding principal balance of any Advances (including any amounts used for Cash Management Services); or (b) if Borrower’s Unrestricted Cash, Cash Equivalents, and short-term investments are maintained at Bank or Bank’s Affiliates are less than Forty Million Dollars ($40,000,000.00) for a period of thirty (30) consecutive days, the lesser of (i) the Revolving Line or (ii) the Borrowing Base minus (x) the amount of all outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit) plus an amount equal to the Letter of Credit Reserves, minus (y) the FX Reserve, and minus (z) the outstanding principal balance of any Advances (including any amounts used for Cash Management Services).”

“                                          “Intellectual Property” means all right, title, and interest in and to the following:

(i)                                                                                     its Copyrights, Trademarks and Patents;

(ii)                                  any and all trade secrets and trade secret rights, including, without limitation, any rights to unpatented inventions, know-how, operating manuals;

(iii)                               any and all source code;

(iv)                              any and all design rights which may be available to a Borrower;

(v)                                 any and all claims for damages by way of past, present and future infringement of any of the foregoing, with the right, but not the obligation, to sue for and collect such damages for said use or infringement of the Intellectual Property rights identified above; and

(iv)                              all amendments, renewals and extensions of any of the Copyrights, Trademarks or Patents.”

“                                          “Loan Documents” are, collectively, this Agreement, any note, or notes or guaranties executed by Borrower or Guarantor, and any other present or future agreement between Borrower and/or for the benefit of Bank in connection with this Agreement, all as amended, extended or restated.”

“                                          “Revolving Line” is an Advance or Advances of up to Thirty Million Dollars ($30,000,000.00).”

“                                          “Revolving Maturity Date” is November 12, 2010 [364 days from the date of this Loan Modification Agreement].”

14.                                 The Loan Agreement shall be amended by deleting the definitions of “IP Agreement” and “Unused Revolving Line Facility Fee” appearing in Section 13.1 thereof and deleting every reference to such term, respectively, in the Loan Agreement and each other document that references such terms as defined in the Loan Agreement.

15.                                 The Loan Agreement shall be amended by substituting Exhibit A thereto in its entirety and inserting in lieu thereof Schedule 1 hereto.  Borrower hereby grants Bank, to secure the payment and performance in full of all Obligations and the performance of each of Borrower’s duties under the Existing Loan Documents, a continued security interest in and pledges and assigns to Bank, the Collateral wherever located, whether now owned or hereafter acquired or arising and all proceeds and products thereof.

16.                                 The Borrowing Base Certificate appearing as Exhibit C to the Loan Agreement is hereby replaced with the Borrowing Base Certificate attached as Schedule 2 hereto.

17.                                 The Compliance Certificate appearing as Exhibit D to the Loan Agreement is hereby replaced with the Compliance Certificate attached as Schedule 3 hereto.

4.                                       FEES.  A fully earned, non-refundable facility fee of One Hundred Fifty Thousand Dollars ($150,000.00) is earned and payable as of the date hereof.  The Borrower shall also reimburse Bank for all legal fees and expenses incurred in connection with this amendment to the Existing Loan Documents.

5.                                       TERMINATION OF IP AGREEMENT.  The IP Agreement is hereby terminated.

6.                                       RATIFICATION OF PERFECTION CERTIFICATE.  Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in a certain Perfection Certificate dated as of August 11, 2003, as updated from time to time, between Borrower and Bank, and acknowledges, confirms and agrees the disclosures and information Borrower provided to Bank in the Perfection Certificate has not changed, as of the date hereof, except to the extent such disclosure is updated by the information contained in Schedule 4 attached hereto.

7.                                       CONSISTENT CHANGES.  The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

8.                                       RATIFICATION OF LOAN DOCUMENTS.  Borrower hereby ratifies, confirms, and reaffirms all terms and conditions of all security or other collateral granted to the Bank, and confirms that the indebtedness secured thereby includes, without limitation, the Obligations.

9.                                       NO DEFENSES OF BORROWER.  Borrower hereby acknowledges and agrees that Borrower has no offsets, defenses, claims, or counterclaims against Bank with respect to the Obligations, or otherwise, and that if Borrower now has, or ever did have, any offsets, defenses, claims, or counterclaims against Bank, whether known or unknown, at law or in equity, all of them are hereby expressly WAIVED and Borrower hereby RELEASES Bank from any liability thereunder.

10.                                 CONTINUING VALIDITY.  Borrower understands and agrees that in modifying the existing Obligations, Bank is relying upon Borrower’s representations, warranties, and agreements, as set forth in the Existing Loan Documents.  Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect.  Bank’s agreement to modifications to the existing Obligations pursuant to this Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Obligations.  Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Obligations.  It is the intention of Bank and Borrower to retain as liable parties all makers of Existing Loan Documents, unless the party is expressly released by Bank in writing.  No maker will be released by virtue of this Loan Modification Agreement.

11.                                 COUNTERSIGNATURE.  This Loan Modification Agreement shall become effective only when it shall have been executed by Borrower and Bank.

This Loan Modification Agreement is executed as a sealed instrument under the laws of the Commonwealth of Massachusetts as of the date first written above.

BORROWER:	BANK:

AMERICAN SCIENCE AND ENGINEERING, INC.	SILICON VALLEY BANK

By:	By:

Name:	Name:

Title:	Title:

The undersigned, AS&E GLOBAL, INC.,  a Massachusetts corporation (“Guarantor”) hereby: (i) ratifies, confirms and reaffirms, all and singular, the terms and conditions of a certain (A) Unlimited Guaranty dated August 11, 2003 (the “Guaranty”), and (B) a certain Security Agreement by Guarantor in favor of the Bank dated August 11, 2003, as amended by that certain First Amendment to Security Agreement dated as of even date herewith (as amended, the “Security Agreement”); and (ii) acknowledges, confirms and agrees that the Guaranty and Security Agreement shall remain in full force and effect and shall in no way be limited by the execution of this Loan Modification Agreement, or any other documents, instruments and/or agreements executed and/or delivered in connection herewith; and (iii) acknowledges, confirms and agrees that the obligations of Borrower to Bank under the Guaranty include, without limitation, all Obligations of Borrower to Bank under the Loan Agreement, as amended by this Loan Modification Agreement.

AS&E GLOBAL, INC.

By:

Name:

Title:

SCHEDULE 1

EXHIBIT A

The Collateral consists of all of Borrower’s right, title and interest in and to the following personal property:

All goods, Accounts (including health-care receivables), Equipment, Inventory, contract rights or rights to payment of money, leases, license agreements, franchise agreements, General Intangibles (except as provided below), commercial tort claims, documents, instruments (including any promissory notes), chattel paper (whether tangible or electronic), cash, deposit accounts, all certificates of deposit, fixtures, letters of credit rights (whether or not the letter of credit is evidenced by a writing), securities, and all other investment property, supporting obligations, and financial assets, whether now owned or hereafter acquired, wherever located; and

all Borrower’s Books relating to the foregoing, and any and all claims, rights and interests in any of the above and all substitutions for, additions, attachments, accessories, accessions and improvements to and replacements, products, proceeds and insurance proceeds of any or all of the foregoing.

Notwithstanding the foregoing, the Collateral does not include any Intellectual Property; provided, however, the Collateral shall include all Accounts and all proceeds of Intellectual Property.

Pursuant to the terms of a certain negative pledge arrangement with Bank, Borrower has agreed not to encumber any of its Intellectual Property without Bank’s prior written consent.

SCHEDULE 2

EXHIBIT C

BORROWING BASE CERTIFICATE

Borrower: American Science and Engineering, Inc.
Lender:  Silicon Valley Bank
Commitment Amount:      $30,000,000.00

ACCOUNTS RECEIVABLE
(1) Accounts Receivable Book Value as of	$

(2) Additions (please explain on reverse)	$

(3) TOTAL ACCOUNTS RECEIVABLE	$

ACCOUNTS RECEIVABLE DEDUCTIONS (without duplication)
(4) Amounts over 90 days due	$

(5) Balance of 50% over 90 day accounts	$

(6) Credit balances over 90 days	$

(7) Concentration Limits	$

(8) Foreign Accounts	$

(9) Governmental Accounts	$

(10) Contra Accounts	$
(11) Promotion or Demo Accounts	$
(12) Intercompany/Employee Accounts	$
(13) Disputed Accounts	$
(14) Other (please explain on reverse)	$

(15) Deferred Revenue	$
(16) TOTAL ACCOUNTS RECEIVABLE DEDUCTIONS	$
(17) Eligible Accounts (#3 minus #16)	$
(18) ELIGIBLE AMOUNT OF ACCOUNTS (80% of #17)	$

BALANCES
(19) Maximum Loan Amount	$
(20) Total Funds Available (Lesser of #19 and #18)	$
(21) Present balance owing on Line of Credit	$
(22) Outstanding under Sublimits (L/C, Cash Mgt, Fx)	$
(23) RESERVE POSITION (#20 minus #21 and #22)	$

The undersigned represents and warrants that this is true, complete and correct, and that the information in this Borrowing Base Certificate complies with the representations and warranties in the Loan and Security Agreement between the undersigned and Silicon Valley Bank.

BANK USE ONLY
COMMENTS:	Received by:
AUTHORIZED SIGNER
By:	Date:
Authorized Signer	Verified:
Date:	AUTHORIZED SIGNER
Date:
Compliance Status: Yes No

SCHEDULE 3

EXHIBIT D

COMPLIANCE CERTIFICATE

TO:         SILICON VALLEY BANK

FROM:   AMERICAN SCIENCE AND ENGINEERING, INC.

The undersigned authorized officer of AMERICAN SCIENCE AND ENGINEERING, INC. certifies that under the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the “Agreement”), (i) Borrower is in complete compliance for the period ending                                with all required covenants except as noted below and (ii) all representations and warranties in the Agreement are true and correct in all material respects on this date.  Attached are the required documents supporting the certification.  The Officer certifies that these are prepared in accordance with Generally Accepted Accounting Principles (GAAP) consistently applied from one period to the next except as explained in an accompanying letter or footnotes.  The Officer acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required	Complies

Compliance Certificate	Quarterly (for each quarter Advances were outstanding or requested)	Yes	No
10-Q, 10-K and 8-K	Within 5 days after filing with SEC	Yes	No
BBC, A/R Agings*	Quarterly within 45 days	Yes	No
Deferred Revenue Schedule* and
Future Billing Schedule*	Quarterly within 45 days	Yes	No
Audit*	Annually	Yes	No
Board Approved Projections	Annually, 30 prior to FYE	Yes	No

* When cash at Bank is less than $40,000,000.00 (See Section 6.2 of the Loan Agreement)

Financial Covenant	Required	Actual	Complies

Minimum Adjusted Quick Ratio (Quarterly)	2.0:1.0	:1.0	Yes	No
Minimum EBIT (Quarterly)	$3,000,000	$	Yes	No

Comments Regarding Exceptions: See Attached.		BANK USE ONLY

Sincerely,
	Date:	Received By:
SIGNATURE		Date:
Reviewed By:
TITLE		Compliance Status: Yes / No

SCHEDULE 4

UPDATES TO PERFECTION CERTIFICATE